Exhibit 99.1
PetMeds® Announces Its Third Quarter Financial Results and Declares a Quarterly Dividend of $0.30 Per Share

Delray Beach, Florida, February 6, 2023, PetMed Express, Inc. (NASDAQ: PETS), Your Trusted Pet Health ExpertTM, today announced its financial results for its third quarter ended December 31, 2022.

Quarterly Highlights
•Net sales for the quarter ended December 31, 2022, were $58.9 million, compared to $60.7 million for third quarter in the prior year, a decrease of 3.0%.
•PetMeds® reports new customers increased 9% year over year for the quarter ended December 31, 2022 representing the first customer increase in 2 ½ years.
•Net loss for the quarter ended December 31, 2022 was $19.0 thousand, or $(0.00) diluted earnings per share or $0.02 per diluted share excluding the effects of certain acquisition related costs not indicative of our ongoing operations. This compares to net income of $4.3 million, or $0.21 diluted earnings per share, for the prior year quarter ended December 31, 2021.
•Adjusted EBITDA1 was $2.7 million, for the current year quarter, compared to Adjusted EBITDA of $7.6 million, for the quarter ended December 31, 2021, a decrease of 64%.
“We’re pleased to see the first year over year increase in customers for PetMeds in the last 10 quarters. Revenue was down year over year 3.0%, but stable sequentially despite the prior quarter benefiting from an elongated flea and tick season," said Matt Hulett, CEO and President.

Mr. Hulett continued, “We believe that we are making progress towards being a leader in total pet health expertise. We are confident that our investments in the core PetMeds business, our unique on-demand digital veterinarian and pet telemedicine service and our recently announced acquisition of PetCareRx, will position PetMeds for future long-term growth.”
The Board of Directors declared a quarterly dividend of $0.30 per share on the Company’s common stock.  The dividend will be payable on February 27, 2023, to shareholders of record at the close of business on February 20, 2023.  The declaration and payment of future dividends is discretionary and will be subject to the determination by the Board of Directors.

Based on a sales tax assessment received and accrued in the second quarter fiscal year 2023, the Company initiated a process to evaluate the potential for further sales tax contingencies, We expect to complete the evaluation in the quarter ending March 31, 2023, the results of which could have a material effect on the results of operations.
This afternoon the Company will host a conference call to review the quarter’s financial results.

Time: 4:30 P.M. Eastern Time, February 6, 2023
Public call dial in (877) 407-0789 (toll free) or (201) 689-8562.
Webcast stream link: https://www.1800petmeds.com/investor.html for those who wish to stream the call via webcast.
Replay: Available until February 20, 2023, at 11:59 P.M Eastern Time.
To access the replay, call (844) 512-2921 (toll free) or (412) 317-6671 and enter passcode 13735907.
Founded in 1996, PetMeds is Your Trusted Pet Health Expert™, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and through its website at www.petmeds.com.
This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the
1 Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.
Exhibit 99.1 Page 1 of 7

year ended March 31, 2022.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

PETMEDS INVESTOR RELATIONS CONTACT
Brian M. Prenoveau, CFA
MZ Group
561-489-5315
investor@petmeds.com

PETMEDS MEDIA CONTACT
Mary Eva Tredway
Butin PR
maryeva@butinpr.com
Exhibit 99.1 Page 2 of 7

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share data)

	December 31, 2022	March 31, 2022
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$102,428	$111,080
Accounts receivable, less allowance for doubtful accounts of $40 and $39, respectively	1,944	1,913
Inventories - finished goods	22,402	32,455
Prepaid expenses and other current assets	5,637	4,866
Prepaid income taxes	1,608	681
Total current assets	134,019	150,995

Noncurrent assets:
Property and equipment, net	25,242	24,464
Intangible and other assets	5,860	860
Total noncurrent assets	31,102	25,324

Total assets	$165,121	$176,319

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$24,317	$27,500
Accrued expenses and other current liabilities	6,754	5,697
Total current liabilities	31,071	33,197

Deferred tax liabilities	465	936

Total liabilities	31,536	34,133

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 21,077 and 20,979 shares issued and outstanding, respectively	21	21
Additional paid-in capital	16,647	11,660
Retained earnings	116,908	130,496

Total shareholders' equity	133,585	142,186

Total liabilities and shareholders' equity	$165,121	$176,319
Exhibit 99.1 Page 3 of 7

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021

Sales	$58,870	$60,717	$194,451	$207,415
Cost of sales	43,632	42,992	140,819	148,736

Gross profit	15,238	17,725	53,632	58,679

Operating expenses:
General and administrative	10,425	7,541	30,529	22,540
Advertising	4,641	4,327	14,869	15,435
Depreciation	941	710	2,552	2,051
Total operating expenses	16,007	12,578	47,950	40,026

Income (loss) from operations	(769)	5,147	5,682	18,653

Other income:
Interest income, net	708	84	1,213	243
Other, net	259	287	718	741
Total other income	967	371	1,931	984

Income before provision for income taxes	198	5,518	7,613	19,637

Provision for income taxes	217	1,261	2,278	4,603

Net income (loss)	$(19)	$4,257	$5,335	$15,034

Net income (loss) per common share:
Basic	$(0.00)	$0.21	$0.26	$0.75
Diluted	$(0.00)	$0.21	$0.26	$0.74

Weighted average number of common shares outstanding:
Basic	20,301	20,208	20,257	20,165
Diluted	20,301	20,329	20,339	20,365

Cash dividends declared per common share	$0.30	$0.30	$0.90	$0.90
Exhibit 99.1 Page 4 of 7

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Nine Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$5,335	$15,034
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,552	2,051
Share based compensation	4,987	3,040
Deferred income taxes	(471)	(19)
Bad debt expense	292	104
(Increase) decrease in operating assets and increase (decrease) in operating liabilities:
Accounts receivable	(324)	1,216
Inventories - finished goods	10,053	6,780
Prepaid income taxes	(927)	(911)
Prepaid expenses and other current assets	(771)	1,287
Accounts payable	(3,183)	(17,613)
Accrued expenses and other current liabilities	536	(1,188)
Net cash provided by operating activities	18,079	9,781

Cash flows from investing activities:
Purchase of minority interest investment in Vetster	(5,000)	—
Purchases of property and equipment	(3,329)	(1,266)
Net cash used in investing activities	(8,329)	(1,266)

Cash flows from financing activities:
Dividends paid	(18,402)	(18,322)
Net cash used in financing activities	(18,402)	(18,322)

Net decrease in cash and cash equivalents	(8,652)	(9,807)
Cash and cash equivalents, at beginning of period	111,080	118,718

Cash and cash equivalents, at end of period	$102,428	$108,911

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$3,870	$5,580

Dividends payable in accrued expenses	$1,079	$329
Exhibit 99.1 Page 5 of 7

Non-GAAP Financial Measures
To provide investors and the market with additional information regarding our financial results, we have disclosed (see below) adjusted EBITDA, a non-GAAP financial measure that we calculate as net income excluding share-based compensation expense; depreciation and amortization; income tax provision; interest income (expense); and other non-operational expenses. We have provided reconciliations below of adjusted EBITDA to net income, the most directly comparable GAAP financial measures.
We have included adjusted EBITDA, herein, because it is a key measure used by our management and Board of Directors to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and other expenses. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
We believe it is useful to exclude non-cash charges, such as share-based compensation expense, depreciation and amortization from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision and interest income (expense), as neither are components of our core business operations. We also believe that it is useful to exclude other expenses, including the investment banking fee related to the Vetster partnership, acquisition costs related to PetCareRx, employee severance and estimated state sales tax accrual as these items are not indicative of our ongoing operations. Adjusted EBITDA has limitations as a financial measure, and these non-GAAP measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•Adjusted EBITDA does not reflect share-based compensation. Share-based compensation has been, and will continue to be for the foreseeable future, a material recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•Adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems;
•Adjusted EBITDA does not reflect certain non-operating expenses including the employee severance which reduces cash available to us;
•Adjusted EBITDA does not reflect certain expenses including the estimated state sales tax accrual which reduces cash available to us.
•Other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces the measures usefulness as comparative measures.
Exhibit 99.1 Page 6 of 7

Because of these and other limitations, adjusted EBITDA should only be considered as supplemental to, and alongside with other GAAP based financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results. The following table presents a reconciliation of net income, the most directly comparable GAAP measure to adjusted EBITDA for each of the periods indicated:
Reconciliation of Non-GAAP Measures
PetMed Express, Inc.
(Unaudited)

	Three Months Ended
($ in thousands, except percentages)	December 31, 2022	December 31, 2021	$ Change	% Change

Consolidated Reconciliation of GAAP Net Income to Adjusted EBITDA:

Net income (loss)	$(19)	$4,257	$(4,276)	(100)%

Add (subtract):
Share-based Compensation	$1,770	$1,440	$330	23%
Income Taxes	$217	$1,261	$(1,044)	(83)%
Depreciation	$941	$710	$231	33%
Interest (Income)/Expense	$(708)	$(84)	$(624)	743%
Acquisition and Partnership Transactions	$539	$—	$539	n/m
Employee Severance	$—	$—	$—	n/m
State Sales Accrual	$—	$—	$—	n/m
Adjusted EBITDA	$2,740	$7,584	$(4,844)	(64)%

	Nine Months Ended
($ in thousands, except percentages)	December 31, 2022	December 31, 2021	$ Change	% Change

Consolidated Reconciliation of GAAP Net Income to Adjusted EBITDA:

Net income	$5,335	$15,034	$(9,699)	(65)%

Add (subtract):
Share-based Compensation	$4,987	$3,040	$1,947	64%
Income Taxes	$2,278	$4,603	$(2,325)	(51)%
Depreciation	$2,552	$2,051	$501	24%
Interest (Income)/Expense	$(1,213)	$(243)	$(970)	399%
Acquisition and Partnership Transactions	$894	$—	$894	n/m
Employee Severance	$364	$—	$364	n/m
State Sales Accrual	$925	$—	$925	n/m
Adjusted EBITDA	$16,122	$24,485	$(8,363)	(34)%

Exhibit 99.1 Page 7 of 7